                                                                    EXHIBIT 12.1

                             SCHOOL SPECIALTY, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                              Fiscal Year (1)
                                              -----------------------------------------------
                                                2002      2001      2000      1999      1998
Earnings
-------
   Income before income taxes                 $36,300   $21,006   $33,635   $17,615   $10,719
   Plus:
      Fixed charges                            20,052    18,941    15,003    14,084     6,522
      Amortization of capitalized interest         28         -         -         -         -
   Less interest capitalized during period        240         -         -         -         -
                                              -----------------------------------------------
                                              $56,140   $39,947   $48,638   $31,699   $17,241
                                              ===============================================

Fixed Charges
-------------
   Interest (expensed or capititalized)       $15,964   $16,393   $12,767   $12,267   $ 5,505
   Portion of rent expense representative
      of interest                               2,519     1,958     1,661     1,349     1,017
   Amortization of deferred financing fees      1,569       590       575       468         -
                                              -----------------------------------------------
                                              $20,052   $18,941   $15,003   $14,084   $ 6,522
                                              ===============================================

Ratio of earnings to fixed charges                2.8       2.1       3.2       2.3       2.6
                                              ===============================================


(1) All fiscal years presented were 52 weeks, except for fiscal 2000, which had 53 weeks.